UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 24, 2013

ENDEAVOR IP, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-55094

Nevada	45-2563323
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

36 Fairway Place, Half Moon Bay, CA	94019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: 650-421-3089

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS F CERTAIN OFFICERS.

On December 24, 2013, the Board of Directors of Endeavor IP, Inc. (the “Company”) appointed Franciscus Diaba as a director of the Company.

Mr. Diaba, 41, currently practices Intellectual Property law in New York, New York.  He was the President, Secretary, Treasurer and Chairman of the Board of North South Holdings, Inc. from November 2012 to May 2013. Mr. Diaba was an Intellectual Property attorney at Kramer Levin Naftalis & Frankel LLP from 2009 to 2012. Mr. Diaba holds a B.S. in Mechanical Engineering from the State University of New York at Buffalo, and a Juris Doctor degree from Franklin Pierce Law Center (University of New Hampshire School of Law). Among other qualifications, Mr. Diaba brings to the Board years of experience counseling clients on IP portfolio development and monetizing IP assets, including as trial counsel.

Mr. Diaba has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understanding between Mr. Diaba and any other person pursuant to which he was appointed as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDEAVOR IP, INC.

Date: December 30, 2013	By:	/s/ Cameron Gray
Cameron Gray
Chief Executive Officer